Execution Version
Exhibit 10.2
TERMINATION AGREEMENT
This Termination Agreement (the “Termination Agreement”) is entered into as of February 26, 2025, by and between QT Imaging Holdings, Inc., a Delaware corporation (formerly known as GigCapital5, Inc. (“GigCapital5”), (the “Company”)) and YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”), with reference to (1) that certain Standby Equity Purchase Agreement, dated as of November 15, 2023, by and between the Investor, GigCapital5 and QT Imaging, Inc. (“QT Imaging”), which is now a wholly-owned subsidiary of the Company (such agreement, the “SEPA”), (2) that certain Convertible Promissory Note, issued March 4, 2024, in an original principal amount of Ten Million Dollars ($10,000,000.00) delivered by the Company to the Investor and bearing Number QTI-1-1 (the “Note”), (3) that certain Omnibus Amendment, dated as of September 26, 2024, by and between the Company and the Investor (the “First Amendment”), (4) that certain Second Omnibus Amendment, dated as of October 31, 2024, by and between the Company and the Investor (the “Second Amendment”), (5) that certain Third Omnibus Amendment dated as of January 9, 2025, by and between the Company and the Investor (the “Third Amendment”), and (6) that certain Registration Rights Agreement, dated as of November 15, 2023, by and between the Investor and the Company (the “Registration Rights Agreement”). Collectively, the SEPA, the Note, the First Amendment, the Second Amendment, the Third Amendment, the Registration Rights Agreement and all other instruments, agreements or other items executed or delivered in connection with any of the foregoing are referred to as the “Financing Documents.” Undefined terms herein have the same definitions set forth in the SEPA.
RECITALS
WHEREAS, pursuant to the SEPA, the Company issued the Investor the Note in the principal amount of $10,000,000 on March 4, 2024, which Note has since been partially paid by the Company;
WHEREAS, concurrent with the entry into this Termination Agreement, the Company is making a further payment on the Note of $3,000,000 (the “Payment”), and also issuing to the Investor a warrant for the purchase of 15,000,000 shares of common stock of the Company, par value $0.0001 per share, with an exercise price of $0.40 per share and a term of 5 years, in the form attached hereto as Exhibit A (the “Warrant”);
WHEREAS, the Company and the Investor desire to terminate the Financing Documents with no further obligation or liability to either party following the date of this Termination Agreement and the Investor’s receipt of the Payment and the Warrant, except for the limited obligations expressly set forth in this Termination Agreement and the Warrant;
WHEREAS, each of the Financing Documents may be amended by a written instrument signed by the Company and the Investor; and
1617428495.4

WHEREAS, this Termination Agreement constitutes an amendment of each of the Financing Documents, to the extent required to cause the Financing Documents to be terminated in accordance with this Termination Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.    Effective as of the execution of this Termination Agreement, and upon receipt of the Payment by the Investor and the delivery of the Warrant to the Investor, without further action of the Company or the Investor, each of the Financing Documents, except as set forth in this Termination Agreement, is terminated in its entirety, is null and void and is of no further force or effect, and except as set forth in this Termination Agreement, there shall be no liability or obligation on the part of the Investor, on the one hand, and the Company and its subsidiaries, on the other hand; provided, however, notwithstanding the foregoing or anything to the contrary herein or in the Financing Documents, all indemnification obligations of the Company and its Subsidiaries set forth in the Financing Documents shall survive the termination of the Financing Documents and continue in full force and effect in accordance with the terms thereof (such indemnification obligations, the “Company Indemnification Obligations”).
2.    Subject in all respects to the survival of the Company Indemnification Obligations set forth in Section 1 above, each party to the Financing Documents shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Financing Documents. No fees or expenses paid by the Company or QT Imaging to the Investor under the Financing Documents prior to the date hereof shall be refundable or returned under any circumstances, all such fees and expenses having been earned and paid in full prior to the date hereof.
3.    This Termination Agreement, and any and all claims, proceedings or causes of action relating to this Termination Agreement or arising from this Termination Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of New York, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of New York. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Termination Agreement.
4.    This Termination Agreement supersedes all other prior oral or written agreements or understandings between the Investor, the Company, their respective Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Termination Agreement and that certain Letter Agreement, by and between the Investor and the Company, dated as of the date hereof, together contain the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Termination Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Termination Agreement.
5.    Releases.
a.    In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company (on behalf of itself and QT Imaging) hereby fully and unconditionally releases and forever discharges the Investor and its Affiliates and their respective officers, directors, employees, agents, legal representatives, successors, and assigns (the “Investor Released Parties”), from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, in law or equity, which against the Investor Released Parties, the Company or QT Imaging ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever up to the date of this Termination Agreement. This release shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, legal representatives, successors, and assigns.
b.    In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby fully and unconditionally releases and forever discharges the Company and its Affiliates, including QT Imaging, and their respective officers, directors, employees, agents, legal representatives, successors, and assigns (the “Company Released Parties”), from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, in law or equity, which against the Company Released Parties, the Investor ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever up to the date of this Termination Agreement; provided, however, that the foregoing release shall in no way apply to, release, discharge or limit the Company Indemnification Obligations. This release shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, legal representatives, successors, and assigns.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Investor have caused this Termination Agreement to be duly executed by a duly authorized representative as of the date first written above.
COMPANY:
QT IMAGING HOLDINGS, INC.
By: /s/ Dr. Raluca Dinu
Name: Dr. Raluca Dinu
Title: Chief Executive Officer
[Signature page to Termination Agreement]

INVESTOR:
YA II PN, LTD.
By: Yorkville Advisors Global, LP
Its: Investment Manger
By: Yorkville Advisors Global II, LLC
Its: General Partner
By: /s/ Matthew Beckman
Name: Matthew Beckman
Title:    Manager
[Signature page to Termination Agreement]

EXHIBIT A

Form of Warrant

(Attached hereto)
[Exhibit A to Termination Agreement]